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EXHIBIT 10.10(12)    LOAN AND SECURITY AGREEMENT AND VARIABLE RATE SINGLE
                     PAYMENT NOTE DATED JUNE 24, 2002 BETWEEN FOTOBALL USA, INC. AND COMERICA BANK - CALIFORNIA.


(Comerica Logo)            LOAN AND SECURITY AGREEMENT
                            (ACCOUNTS AND INVENTORY)
--------------------------------------------------------------------------------
OBLIGOR#               NOTE #                          AGREEMENT DATE

                                                                June 24, 2002
--------------------------------------------------------------------------------
CREDIT LIMIT           INTEREST RATE                   OFFICER NO./INITIALS

    $5,000,000              Base Rate + 0.50                    49772/SC
--------------------------------------------------------------------------------

THIS AGREEMENT is entered into on June 24, 2002, between Comerica Bank-California, a California banking corporation ("Bank") as secured party, whose headquarters office is 333 West Santa Clara Street, San Jose, California 95113 and Fotoball USA, Inc. ("Borrower"), whose sole place of business is located at the address set forth below its name on the signature page to this Agreement. The parties agree as follows:

1.       DEFINITIONS.

1.1 "Accounts" shall mean and includes all presently existing and hereafter arising accounts, including without limitation all accounts receivable, contract rights and other forms of right to payment for monetary obligations or receivables for property sold or to be sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered (including without limitation all health-care-insurance receivables) owing to Borrower, and any supporting obligations, credit insurance, guaranties or security therefor, irrespective of whether earned by performance.

1.2 "Agreement" shall mean and includes this Loan and Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Loan and Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Loan and Security Agreement (Accounts and Inventory) and/or to any such rider.

1.3 "Bank Expenses" shall mean and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, reasonable auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Accounts (with or without suit) to correct any Event of Default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and reasonable attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

1.4 "Base Rate" shall mean that variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

1.5 "Borrower's Books" shall mean and includes all of Borrower's books and records including but not limited to minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets (including, without limitation, the Accounts), liabilities, business operations or financial condition, and all information relating thereto, computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

1.6 "Borrowing Base" shall mean the sum of: (1) Eighty percent (80%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto; and (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider, or other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower.

1.7 "Cash Flow" shall mean, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such Person, or its subsidiaries, determined by reference to income or profits of such Person, or its subsidiaries) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP.

1.8 "Collateral" shall mean and includes all personal property of Borrower, including without limitation each and all of the following: the Accounts; the Inventory; the General Intangibles; the Negotiable Collateral; Borrower's Books; all Borrower's deposit accounts; all Borrower's investment property (including without limitation securities and securities entitlements); all

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                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

goods, instruments, documents, policies and certificates of insurance, deposits, money or other personal property of Borrower in which Bank receives a security interest and which now or later come into the possession, custody or control of Bank; all Borrower's equipment and fixtures; all additions, accessions, attachments, parts, replacements, substitutions, renewals, interest, dividends, distributions or rights of any kind for or with respect to any of the foregoing (including without limitation any stock splits, stock rights, voting rights and preferential rights); any supporting obligations for any of the foregoing; and the products and proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, equipment, money, deposit accounts, investment property, equipment, fixtures or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral and the proceeds thereof and any supporting obligations or security therefor and any right to payment thereunder, and including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Borrower. Notwithstanding anything to the contrary contained herein, Collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

1.9 "Credit" shall mean all Indebtedness, except that Indebtedness arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

1.10     "Credit Limit" shall mean Five Million Dollars ($ 5,000,000).

1.11 "Current Assets" shall mean, in respect of a Person and as of any applicable date of determination, all current assets of such Person that should be classified as current in accordance with GAAP, including, without limitation;
(a) unrestricted cash, marketable securities, or certificates of deposit; (b) non-affiliated accounts receivable; (c) United States government securities; (d) claims against the United States government; and (e) inventories (held for sale in the ordinary course of business) of such Person.

1.12 "Current Liabilities" shall mean, in respect of a Person and as of any applicable date of determination, (a) all liabilities of such Person that should be classified as current in accordance with GAAP, including, without limitation, any portion of the principal of the Indebtedness under this Agreement classified as current, plus (b) to the extent not otherwise included, all liabilities of Borrower to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies) whether or not classified as current in accordance with GAAP.

1.13 "Daily Balance" shall mean the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

1.14 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP. In the case of Borrower, the term "Debt" shall include, without limitation, the Indebtedness.

1.15 "Debt-to-Worth Ratio" shall mean, in respect of a Person and as of any applicable date of determination, the ratio of (a) the total Debt of such Person at such time, to (b) the Tangible Effective Net Worth of such Person at such time.

1.16 "Eligible Accounts" shall mean and includes those Accounts of Borrower which are due and payable within Sixty (60) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, employee, partner, joint venture or agent of Borrower; (b) Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) Accounts with respect to which the account debtor is not a resident of the United States; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) Accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) Accounts not paid by an account debtor within ninety
(90) days from the date of the invoice; (i) Accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset; (j) Accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; and (k) Accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts, but only to the extend of such amounts which may exceed twenty percent (20%0 of all of the Eligible Accounts; and (I) Accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice.

1.17     "Event of Default" shall mean one or more of those events described in
Section 7 contained herein below.

1.18 "GAAP" shall mean, as of any applicable period, generally accepted accounting principles in effect during such period.

                                       2
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                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

1.19 "General Intangibles" shall mean and includes all of Borrower's present and future general intangibles and other personal property (including without limitation all payment intangibles, electronic chattel paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment (including without limitation, rights to payment evidenced by chattel paper, documents or instruments) and other rights under any royalty or licensing agreements, infringement claims, software (including without limitation any computer program that is embedded in goods that consist solely of the medium in which the program is embedded), information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Inventory, Negotiable Collateral, and Borrowers Books.

1.20 "Indebtedness" shall mean and includes any and all loans, advances, Letter of Credit Obligations, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's loan account pursuant to any agreement authorizing Bank to charge Borrower's loan account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other Instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising, including, without limitation, any interest, fees, expenses, costs and other amounts owed to Bank that but for the provisions of the United States Bankruptcy Code would have accrued after the commencement of any Insolvency Proceeding, and including, without limitation, any debt, liability, or obligations owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

1.21 "Insolvency Proceeding" shall mean and includes any proceeding or case commenced by or against Borrower or any of Borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including, but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law.

1.22 "Inventory" shall mean and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods (including without limitation any computer program embedded in any of the foregoing goods and any supporting information provided in connection therewith that (i) is associated with the goods in such a manner that the program customarily is considered part of the goods or that (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods), together with any advertising materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

1.23 "Letter of Credit Obligations" shall mean, as of any applicable date of determination, the sum of the undrawn amount of any letter(s) of credit issued by Bank upon the application of and/or for the account of Borrower, plus any unpaid reimbursement obligations owing by Borrower to Bank in respect of any such letter(s) of credit.

1.24 "Net Income" shall mean the net income (or loss) of a person for any period of determination, determined in accordance with GAAP but excluding in any event:

         a. any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

         b. in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

1.25 "Negotiable Collateral" shall mean and include all of Borrower's present and future letters of credit, advises of credit, letter-of-credit rights, certificates of deposit, notes, drafts, money, documents (including without limitation all negotiable documents), instruments (including without limitation all promissory notes), tangible chattel paper or any other similar property.

1.26 "Judicial Officer or Assignee" shall mean and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

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                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

1.27 "Person" or "person" shall mean and includes any individual, corporation, partnership, joint venture, firm, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

1.28 "Quick Assets" shall mean, as of any applicable date of determination, unrestricted cash, certificates of deposit or marketable securities and net accounts receivable arising from the sale of goods and services, and United States government securities and/or claims against the United States government of Borrower and its subsidiaries.

1.29 "Subordinated Debt" shall mean indebtedness of Borrower to third parties which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to Bank.

1.30 "Subordination Agreement" shall mean a subordination agreement in form satisfactory to Bank making all present and future indebtedness of Borrower subordinate to the Indebtedness.

1.31 "Tangible Effective Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, Tangible Net Worth plus Subordinated Debt.

1.32 "Tangible Net Worth" shall mean, with respect to any Person and as of any applicable date of determination, the excess of:

         a. the net book value of all assets of such Person (excluding affiliate receivables, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

         b.     all Debt of such Person at such time.

1.33 "Working Capital" shall mean, as of any applicable date of determination, Current Assets less Current Liabilities.

Any and all terms used in the foregoing definitions and elsewhere in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Uniform Commercial Code") as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

2.       LOAN AND TERMS OF PAYMENT.

For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that the Daily Balance shall not exceed the lesser of either the Credit Limit or the Borrowing Base, minus (i) all Letter of Credit Obligations and (ii) all obligations under the Special Sublimit (as defined below). If at any time for any reason, the amount of Indebtedness owed by Borrower to Bank pursuant to this
Section 2.1 and Section 2.3 of this Agreement is greater than the aggregate amount available to be drawn under this Section 2.1, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a fluctuating rate of interest equal to the Base Rate plus one half of one (0.50%) percentage points per annum.

All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed. The Base Rate as of the date of this Agreement is four and three fourths (4.75%) per annum. In the event that the Base Rate announced is, from time to time hereafter, changed, adjustment in the Base Rate shall be made and based on the Base Rate in effect on the date of such change. The Base Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again.

All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date, but acceptance of payment of this

                                       4
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                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

charge shall not waive any Event of Default under this Agreement. Upon the occurrence of an Event of Default hereunder, and without constituting a waiver of any such Event of Default, then during the continuation thereof, at Bank's option, the Credit shall bear interest, on the Daily Balance owing, at a rate equal to three percent (3%) per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the rate of interest applicable immediately prior to any such occurrence.

2.3 Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower during the term of this Agreement in the aggregate outstanding face amount not to exceed (i) the lesser of the Credit Limit or the Borrowing Base, minus (ii) the then outstanding Daily Balance, provided that the Letter of Credit Obligations shall not in any case exceed Five Hundred Thousand Dollars ($ 500,000). All letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Letter of Credit Application and Agreement.

The obligation of Borrower to immediately reimburse Bank for drawings made under letters of credit shall be absolute, unconditional and irrevocable in accordance with the terms of this Agreement and the Letter of Credit Application and Agreement with respect to each such letter of credit. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorney's fees incurred by Bank, whether in-house or outside counsel is used, arising out of or in connection with any letters of credit.

2.4 Subject to the terms and conditions of this Agreement, Bank agrees to advance to Borrower an amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000) (the "Special Sublimit"). The amount available under the Special Sublimit shall be reduced by Three Hundred Thousand Dollars ($300,000) on each anniversary of this Agreement.

3.       TERM.

This Agreement shall remain in full force and effect until:

3.1      Terminated by notice, by either party. Notice of such termination shall
[ ] be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to the other party at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.

[X] December 24, 2004, or until terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.

Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of this Agreement, Bank may terminate this Agreement at any time, subject to any applicable cure period, without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Indebtedness shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Indebtedness to Bank in full. Notwithstanding termination, until all Indebtedness has been fully satisfied, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its obligations.

3.2 After termination and when Bank has received payment in full of Borrower's Indebtedness to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank.

4.       CREATION OF SECURITY INTEREST.

4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Indebtedness owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Bank, upon the occurrence of an Event of Default and so long as such Event of Default is continuing shall (a) endorse or assign such Negotiable Collateral to Bank, (b) deliver actual physical possession of such Negotiable Collateral to Bank, and (c) mark conspicuously all of its records pertaining to such Negotiable Collateral with a legend, in form and substance satisfactory to Bank (and in the case of Negotiable Collateral consisting of tangible chattel paper, immediately mark all such tangible chattel paper with a conspicuous legend in form and substance satisfactory to Bank), indicating that the Negotiable Collateral is subject to the security interest granted to Bank hereunder.

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                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

4.2 Bank's security interest in the Accounts shall attach to all Accounts without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Accounts created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall upon the occurrence of an Event of Default and so long as such Event of Default is continuing, execute and deliver written assignments of all Accounts to Bank all in a form acceptable to Bank; provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Accounts. Together with each schedule, Borrower shall, upon the occurrence of an Event of Default and so long as such Event of Default is continuing and upon request of Bank, furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Bank or Bank's designee may notify customers or account debtors of Bank's security interest in the Collateral and direct such customers or account debtors to make payments directly to Bank, but unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Accounts for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank immediately on the date Bank actually receives such check or other item of payment.

4.3 Bank's security interest in Inventory shall attach to all Inventory without further act on the part of Bank or Borrower. Upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Borrower will at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until an Event of Default under this Agreement or any other Agreement between Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business.

4.4 Concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, Borrower shall (a) execute and deliver to Bank security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, (b) cooperate with Bank in obtaining a control agreement in form and substance satisfactory to Bank with respect to all deposit accounts, electronic chattel paper, investment property, and letter-of-credit rights, and
(c) in the event that any Collateral is in the possession of a third party, Borrower shall join with Bank in notifying such third party of Bank's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Bank. By authenticating or becoming bound by this Agreement, Borrower authorizes the filing of initial financing statement(s), and any amendment(s) covering the Collateral to perfect and maintain perfected Bank's security interest in the Collateral. Upon the occurrence of an Event of Default, and so long as such Event of Default is continuing, Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral, and to take such actions in its own name or in Borrower's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive possession or control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank's security interest may be accomplished by possession or control.

4.5 Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Accounts. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter, provided that reasonable notice is provided, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition. So long as no Event of Default has occurred and is continuing, Bank shall limit such inspections to one each twelve-month period.

4.6 Effective only upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Accounts in which Bank has a security interest remain unpaid and until the Indebtedness has been fully satisfied.

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

4.7 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole reasonable discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Indebtedness and shall be payable on demand.

4.8 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

5.       CONDITIONS PRECEDENT.

5.1 As a condition precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

                  a. This Agreement and other documents, instruments and agreements required by Bank;

                  b. If Borrower is a corporation, limited liability company, limited partnership or other such entity, certified copies of all actions taken by Borrower, any grantor of a security interest to Bank to secure the Indebtedness, authorizing the execution, delivery and performance of this Agreement and any other documents, instruments or agreements entered into in connection herewith, and authorizing specific officers to execute and deliver any such documents, instruments and agreements;

                  c. If Borrower is a corporation, limited liability company, limited partnership or other such entity, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation or formation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

                  d. If Borrower is a partnership, then a copy of Borrower's partnership agreement certified by each general partner of Borrower;

                  e. UCC searches and financing statements, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

                  f. Evidence that Borrower has obtained insurance and acceptable endorsements;

                  g. Such control agreements from each Person as Bank may require;

                  h. Duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                  i. Such collateral access agreements from each lessor, warehouseman, bailee, and other Person as Bank may require, duly executed by each such Person; and

6.       WARRANTIES. REPRESENTATIONS AND COVENANTS.

6.1 If so requested by Bank, Borrower shall, at such reasonable intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. The aggregate amount of the Borrowing Base at all times during the effectiveness of this Agreement shall not be less than the advances made hereunder. Bank shall have the right to recompute the Borrowing Base in conformity with this Agreement.

6.2      If any Account is not paid in full by an account debtor within ninety
(90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all Accounts owing by that account debtor, and reduce the Borrowing Base by the amount thereof. Bank shall retain its security interest in all Accounts, whether eligible or ineligible, until all Indebtedness has been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After an Event of Default hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower without Bank's consent. Bank may, after an Event of Default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

advisable, and in such cases Bank will credit Borrower's loan account with only the net amounts received by Bank in payment of the Accounts, after deducting all Bank Expenses in connection therewith.

6.3      Borrower warrants, represents, covenants and agrees that:

                  a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral, except for purchase money liens,. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank and except for purchase money liens);

                  b. All Accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual bankruptcy or insolvency of any account debtor at the time an Account due from such account debtor is assigned to Bank; and

                  c. At the time each Account is assigned to Bank, all property giving rise to such Account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

6.4 At the time each Eligible Account is assigned to Bank, all such Eligible Accounts will be due and payable on terms set forth in Section 1.17, or on such other terms approved in writing by Bank in advance of the creation of such Accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such Eligible Account will then be past due.

6.5 Borrower shall keep the Inventory only at the following locations: 6740 Cobra Way, San Diego, CA 92121, WorldTrans Services , 10025 Siempre Viva Rd Ste D, San Diego, Ca 92154 and various inventory vendor locations in Asia as necessary to produce Borrower's inventory and the owner or mortgagees of the 6740 Cobra Way location is: Chase Terrace, LLC.

                  a. Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are reasonably requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

                  b. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Bank and except for those granted by Borrower for any purchase money liens;

                  c. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon reasonable demand to any of Bank's officers, agents and employees for inspection and copying which inspections shall be limited to only one per twelve period so long as no Event of Default has occurred and is continuing;

                  d. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from material defects;

                  e. Inventory in excess of Two Hundred Fifty Thousand Dollars ($250,000) is not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory and/or an acknowledgment by such bailee of Bank's prior rights in the Inventory, in each case in form and substance acceptable to Bank,. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to Bank's security interests and its instructions; and

                  f. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, after reasonable notice to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing. So long as no Event of Default has occurred and is continuing, Bank shall limit such inspections to one each twelve-month period.

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

6.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent, which consent shall not unreasonably withheld:

                  a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality;

                  b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

                  c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's assets;

                  d. Other than sales of Inventory in the ordinary course of Borrower's business, to sell, lease, or otherwise dispose of, move, or transfer, whether by sale or otherwise, any of Borrower's assets except for the sale of obsolete assets or the sale of assets being replaced by comparable assets;

                  e. Change its name, the location of its sole place of business, chief executive office, business structure, corporate identity or structure, form of organization or the state in which it has been formed or organized; add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

                  f.     Move or relocate any Collateral;

                  g. Acquire any other business organization or enter into any transaction not in the usual course of Borrower's business; provided, however, that Borrower may acquire any other business organization so long as subsequent to such acquisition or transaction Borrower remains in compliance with the terms of this Agreement;

                  h. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would materially adversely affect the ability of Borrower to repay Borrower's Indebtedness;

                   i. Incur any debts outside the ordinary course of Borrower's business except renewals or extensions of existing debts and interest thereon;

                   j. Make loans, advances or extensions of credit to any Person, except in the ordinary course of business;

                   k. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection;

                   l. Make any payment on account of any Subordinated Debt except for regularly scheduled payments of interest and principal in accordance with the provisions of any Subordination Agreement executed by Bank and the subordinated debt holder, or amend any provision contained in any documentation relating to any such Subordinated Debt without Bank's prior written consent;

                   m. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Two Hundred Fifty Thousand Dollars ($250,000) (whether in one transaction or in a series of transactions) except as to the sale of Inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction;

                   n. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any securities or other interest whatsoever in, any other Person, except for the common stock of the subsidiaries owned by Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) and the securities or other direct obligations of the United States Government maturing within one year from the date of acquisition thereof; and

                  o. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan.

6.7      Borrower represents, warrants, covenants and agrees that:

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

                  a. Borrower's true and correct legal name is that set forth on the signature page to this Agreement. Except as disclosed in writing to Bank on or before the date of this Agreement, except for trade names previously disclosed to Bank in writing, Borrower has not done business under any name other than that set forth on the signature page to this Agreement;

                  b. If Borrower is a registered organization that is organized under the laws of any one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, Borrower's form of organization and the state in which it has been organized are those set forth immediately following Borrower's name on the signature page to this Agreement;

                  c. If Borrower is a registered organization organized under the laws of the United States, and Borrower is located in the state that United States law designates as its location or, if United States law authorizes Borrower to designate the state for its location, the state designated by Borrower, or if neither of the foregoing are applicable, at the District of Columbia (in each case as determined in accordance with the Uniform Commercial
Code), Borrower's form of organization and the state or district in which it is located are those set forth immediately following Borrower's name on the signature page to this Agreement;

6.8 If Borrower is a corporation, Borrower represents, warrants and covenants as follows:

                  a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock;

                  b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business;

                  c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

                  d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws.

6.9 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an Event of Default under any agreement to which Borrower is now or hereafter becomes a party.

6.10 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchases in the ordinary course of business.

6.11 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books, Bank may, in its sole and absolute discretion and without notice to Borrower,
(I) make payment of the same or any part thereof, or (ii) set up such reserves in Borrower's loan account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expense and an additional advance to Borrower.

6.12 There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower, that would have a material adverse effect on the business of Borrower or the amount in controversy is in excess of $750,000, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

6.13     Insurance.

                  a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties reasonably satisfactory to Bank and upon the occurrence of an Event of Default, and so long as it is continuing, Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank and, upon receipt by Bank, shall be applied on account of the Indebtedness owing to Bank. To secure the payment of the Indebtedness, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. Not withstanding anything contained herein to the contrary, so long as no Event of Default has occurred and is continuing, Bank shall direct insurance payments to be paid to Borrower.

                  b. Upon the occurrence of an Event of Default and so long as such Event of Default is continuing, Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or Event of Default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Indebtedness or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees incurred by Bank, whether in-house or outside counsel is used, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

6.14 All financial statements and information relating to Borrower dated as of March 31, 2002 which has been delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied.

6.15    Financial Reporting.

                  a. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Accounts and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon reasonable notice, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, Borrower's Indebtedness to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom, provided that such examinations shall be limited to one per twelve month period so long as no Event of Default has occurred and is continuing..

                  b. Borrower shall deliver to Bank within forty five (45) days after the end of each quarter, a company prepared balance sheet, profit and loss statement and SEC 10Q reports, covering Borrower's monthly operations during such quarter and deliver to Bank within ninety (90) days after the end of each of Borrower's fiscal years an audited statement of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet, profit and loss statement and SEC 10K report, and any other report reasonably requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that to such employees knowledge all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct in all material respects and fairly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

                  c. In addition to the financial statements requested above, Borrower agrees to provide Bank with the following schedules:

                         (1) Accounts Receivable Agings   on a monthly basis
                                                          within 20 days of
                                                          month end

                         (2) Accounts Payable Agings      on a monthly basis
                                                          within 20 days of
                                                          month end

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

                         (3) Borrowing Base Certificate   on a monthly basis;
                                                          and

                         (4) Compliance Certification     on a quarterly basis
                                                          within 45 days of
                                                          month end.

6.16 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a quarterly basis, except as noted below:

                  a. a ratio of Current Assets to Current Liabilities of not less than 2.00 to 1.00

                  b. a ratio of Quick Assets to Current Liabilities of not less than 1.25 to 1.00

                  c.     a Debt-to-Worth Ratio of not more than 1.00 to 1.00

                  d. Net Income after taxes of more than $100,000 on a rolling six-month basis.

                  e. A ratio of Earnings before Interest and Taxes ("EBIT") to Interest Expense ("Interest Coverage Ratio") of not less than 2.00 to 1.00. Calculations to determine Interest the Interest Coverage Ratio shall be made on a rolling four-quarter basis as of the end of each fiscal quarter. In determining compliance with this covenant for the year 2002 only, the year-to-date EBIT and Interest Expense will be multiplied by 4, 2 and 1.33, respectively, for the quarters ending on March 31, June 30 and September 30 and then calculated on a rolling four quarter basis beginning with the quarter ending December 31, 2002.

         All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder. As used in this Agreement "Current Liabilities" shall include amounts outstanding under this Agreement except for amounts outstanding under the Special Sublimit.

6.17 Borrower shall promptly supply Bank with such other information (including tax returns) concerning its financial affairs as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

6.18 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

6.19 Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank in connection with any action brought by Bank to correct any Event of Default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

6.20 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

6.21 Except as previously explained to Bank with respect to the cash management accounts of Borrower, Borrower shall keep all of its principal bank accounts with Bank and shall notify Bank immediately in writing of the existence of any other bank account, deposit account, or any other account into which money can be deposited.

6.22 Borrower shall furnish to Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

6.23 Borrower is now and shall at all times hereafter remain in compliance in all material respects with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

7.       EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  a. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future document, instrument or agreement between Borrower and Bank, provided, however, that if any such Event of Default is curable and Borrower has not been given a prior notice of a breach of the same term or condition, it may be cured by Borrower within 30 days of the earlier of discovery or notice thereof, or, if the cure will require more than 30 days, if Borrower immediately initiates steps that Bank deems in its sole discretion to be sufficient to cure such Event of Default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical;

                  b. If any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct in all material respects as of the date such representation, statement, report or certificate is made or delivered;

                  c. If Borrower fails to pay within five (5) days of when due and payable or declared due and payable, all or any portion of Borrower's Indebtedness (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

                  d. If there is a material impairment of the value or priority of Bank's security interest in the Collateral;

                  e. If all or any of Borrower's assets in excess of $750,000 are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

                  f. If any Insolvency Proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter or sixty (60) days in the case of such a proceeding filed against Borrower;

                  g. If any proceeding is filed or commenced by or against Borrower for its dissolution or liquidation;

                  h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  i. If a notice of lien, levy or assessment in excess of Seven Hundred Fifty Thousand Dollars ($750,000) is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any or all of Borrower's assets and the same is not paid on the payment date thereof;

                  j. If a judgment or other claim in excess of Seven Hundred Fifty Thousand Dollars ($750,000) becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within fifteen (15) business days

                  k. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others in excess of Two Hundred Fifty Thousand Dollars ($250,000), whether under any indenture, agreement or otherwise;

                  l. If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Indebtedness to Bank except as otherwise permitted under the terms of this Agreement;

                  m. If any misrepresentation, knowingly made, exists now or thereafter in any warranty or representation made to Bank by Borrower's Chairman & CEO, SVP & CFO and/or President & COO, or if any such warranty or representation is withdrawn by any such officer;

                  n. If there is a change of ownership or control of fifty percent (50%) or more of the issued and outstanding stock of Borrower without prior written consent of Bank; or

                  o. If any reportable event, which Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7, the aggregate amount of Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

         Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e, 7.f or 7.j of this Agreement if, within the time period set forth therein from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8.       BANK'S RIGHTS AND REMEDIES.

8.1 Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Borrower:

                  a. Declare Borrower's Indebtedness, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to Bank;

                  b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

                  c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Indebtedness of Borrower to Bank;

                  d. Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may reasonably designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                  e. Without limiting Bank's rights under any security interest, Bank is hereby granted, subject to any license or sublicense agreement to which Borrower may be a party to, a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property or a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

                  f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

                  g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale. At any sale or other disposition of the Collateral pursuant to this Section, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limitation a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable;

                  h. Bank shall give notice of the disposition of the Collateral as follows:

                         (1) Bank shall give Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                         (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

                         value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as have been furnished to Bank or as otherwise determined in accordance with Section 9611 of the Uniform Commercial Code; and

                         (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

                         (4) Bank may credit bid and purchase at any public sale.

                  i. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

                  j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's reasonable discretion, to any party who Bank believes, in good faith, is entitled to the excess pursuant to applicable law or court order;

                  k. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9620 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9102 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Indebtedness;

                  l. The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank, whether in-house or outside counsel is used, the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other person(s) as may be entitled to it under applicable law. Borrower shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Borrower agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any reasonable discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank; and

                  m. The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under
Section 9615(f) of the Uniform Commercial Code: (i) The Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (ii) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (iii) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether in-house or outside counsel is used, and marketing costs; (iv) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial Code.

8.2 In addition to any and all other rights and remedies available to Bank under or pursuant to this Agreement or any other documents, instrument or agreement contemplated hereby, Borrower acknowledges and agrees that (i) at any time following the occurrence and during the continuance of any Event of Default, and/or (ii) termination of Bank's commitment or obligation to make loans or advances or otherwise extent credit to or in favor of Borrower hereunder, in the event that and to the extent that there are any Letter of Credit Obligations outstanding at such time, upon demand of Bank, Borrower shall deliver to Bank, or cause to be delivered to Bank, cash collateral in an amount not less than such Letter of Credit Obligations, which cash collateral shall be held and retained by Bank as cash collateral for the repayment of such Letter of Credit Obligations, together with any and all other Indebtedness of Borrower to Bank remaining unpaid, and Borrower pledges to Bank and grants to Bank a continuing first priority security interest in such cash collateral so delivered to Bank. Alternatively, Borrower shall cause to be delivered to Bank an irrevocable standby letter of credit issued in favor of Bank by a bank acceptable to Bank, in its sole discretion, in an amount not less than such Letter of Credit Obligations, and upon terms acceptable to Bank, in its sole discretion.

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

8.3 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

9. TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY. If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's loan account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (I) an agreement by it to make similar payments in the future, or (ii) a waiver by Bank of any Event of Default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10.      WAIVERS.

10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Indebtedness constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Indebtedness and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

10.2 Borrower waives demand, protest, notice of protest, notice of an Event of Default or dishonor, notice of payment and nonpayment, notice of any Event of Default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.3 Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

10.5 THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

10.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11. ONE CONTINUING LOAN TRANSACTION. All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if Borrower (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Indebtedness of Borrower (or any of them), unless expressly provided to the contrary in another place.

12. NOTICES. Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

13. AUTHORIZATION TO DISBURSE. Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from the Chairman and Chief Executive Officer, the President and Chief Operating Officer or the SVP and Chief Financial Officer, or at the discretion of Bank if said loans and advances are necessary to meet any Indebtedness of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such individuals, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14. PAYMENTS. Borrower hereby authorizes Bank to deduct the full amount of any interest, fees, costs, or Bank Expenses due under this Agreement and not paid or collected when due in accordance with the terms and conditions hereof from any account maintained by Borrower with Bank. Should there be insufficient funds in any such account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower; provided, however, that Bank shall not be obligated to advance funds to cover any such payment.

15. DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

16. CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or the County of Santa Clara.

17.      GENERAL PROVISIONS.

17.1 This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Bank at its headquarters office.

17.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower from its obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

17.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

17.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

17.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.6 This Agreement cannot be changed or terminated orally. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, understandings, representations, warranties and negotiations, if any, related to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing.

17.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

                                                    BORROWER:
Accepted and effective as of: June 24, 2002,        Fotoball USA, Inc.,
at Bank's Headquarters Office                       a Delaware corporation

                                                    By:     /s/ Thomas R. Hillebrandt
                                                            -------------------------

COMERICA BANK-CALIFORNIA,                           Name:   Thomas R. Hillebrandt
a California banking corporation                            ---------------------

                                                    Title:  Sr. Vice President & Chief Financial Officer
                                                            --------------------------------------------

By:      /s/ Stephen M. Cusato                      By:
         ---------------------                              ----------------------------

Name:    Stephen M. Cusato                          Name:
         -----------------                                  ----------------------------

Title:   Sr. Vice President                         Title:
         ------------------                                 ----------------------------

Address for Notices:                                Address for Notices:

333 Santa Clara Street                              6740 Cobra Way
San Jose, CA                                        San Diego, CA  92121
                                                    (858) 909-9900

                        VARIABLE RATE-SINGLE PAYMENT NOTE

----------------------------------------------------------------------------------------
Amount               Note Date           Maturity Date           Tax Identification #
$1,200,000.00        June 24, 2002       December 24, 2004       33-0614889
----------------------------------------------------------------------------------------

On the Maturity Date, as stated above, for value received, the undersigned promise(s) to pay to the order of Comerica Bank-California ("Bank"), at any office of the Bank in the State of California, One Million Two Hundred Thousand and no/100 Dollars (U.S.) with interest from the date of this Note at a per annum rate equal to the Bank's base rate from time to time in effect plus 0.500 % per annum until maturity, whether by acceleration or otherwise, or until Default, as later defined, and after that at a default rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "base rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's base rate changes. Interest shall be calculated for the actual number of days the principal is outstanding on the basis of a 360-day year if this Note evidences a business or commercial loan or a 365-day year if a consumer loan. Accrued interest on this Note shall be payable on either (i) X the Maturity Date or (ii) the
day of each                         commencing, until the  Maturity  Date when
all amounts outstanding under this Note shall be due and payable in full. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively "Indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral").

If the undersigned (i) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) and the Bank; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (a) if any warranty or representation made by any of the undersigned in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete in any material respect; or (b) if there is any termination, notice of termination, or breach of any pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (c) if there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (d) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process in excess of Seven Hundred Fifty Thousand Dollars ($750,000) upon the undersigned (or any of them) or any of the Collateral, including without limit, any accounts of the undersigned (or any of them), then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to this Note or to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not the suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

The maximum interest rate shall not exceed the highest applicable usury ceiling.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.



See Addendum to Variable Rate-Single Payment Note attached hereto and made a part hereof.


         INITIAL HERE ____________


Fotoball USA, Inc.



By: /s/Thomas R. Hillebrandt                   Its: Sr. Vice President and Chief Financial Officer
    ----------------------------------------------------------------------------------------------
    SIGNATURE OF                                                          TITLE



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